Exhibit 99.2

OncoSec Medical Announces FINRA Approval of Reverse Stock Split

SAN DIEGO — May 15, 2015 — OncoSec Medical Inc. (“OncoSec”) (OTCQB: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced that the Financial Industry Regulatory Authority (“FINRA”) has approved the company’s 1-for-20 reverse stock split. According to FINRA’s approval, the reverse stock split will become effective and OncoSec’s common stock will begin trading on a post-split basis before the open of trading on May 18, 2015.

OncoSec’s common stock will trade under the ticker symbol “ONCSD” for a period of 20 business days as a result of the reverse stock split, and common shares will also trade under a new CUSIP number 68234L207.

At the effective time of the 1-for-20 reverse stock split, every 20 shares of issued and outstanding common stock will be converted into 1 share of issued and outstanding common stock, and the authorized shares of common stock will be reduced from 3,200,000,000 to 160,000,000 shares. All fractional shares of common stock will be rounded up to the nearest whole share. Immediately after the reverse stock split becomes effective, the company will have approximately 12,350,132 shares of common stock outstanding.

For additional insight into the company’s reverse stock split and future plans, please visit the “CEO’s Perspective” on OncoSec’s website: http://oncosec.com/ceo-perspective-reverse-split-and-uplisting.

About OncoSec Medical Inc.

OncoSec Medical Inc. is a biopharmaceutical company developing its investigational ImmunoPulse™ intratumoral cancer immunotherapy. OncoSec’s core technology is designed to enhance the local delivery and uptake of DNA IL-12 and other DNA-based immune-targeting agents. Clinical studies of ImmunoPulse™ have demonstrated an acceptable safety profile and preliminary evidence of anti-tumor activity in the treatment of various skin cancers, as well as the potential to initiate a systemic immune response limiting the systemic toxicities associated with other treatments. OncoSec’s lead program evaluating ImmunoPulse™ for the treatment of metastatic melanoma is currently in Phase II development, and is being conducted in collaboration with several prominent academic medical centers. As the company continues to evaluate ImmunoPulse™ in its current indications, it is also focused on identifying and developing new immune-targeting agents, investigating additional tumor indications, and evaluating combination-based immunotherapy approaches. For more information, please visit www.oncosec.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements,” including statements regarding, among other things, the company’s plans to list its common stock on the NASDAQ Capital Market or any other national securities exchange, and the impact the reverse stock split or any such listing may have on the company’s business, prospects and/or stock price. Forward-looking statements are based on management’s current views, assumptions and preliminary expectations and are subject to risks and uncertainties, which may cause actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the timing and decisions of regulators regarding proposed company actions, which are largely out of our direct control, our ability to raise additional funding, our ability to acquire, develop or commercialize new products, uncertainties inherent in pre-clinical studies and clinical trials, unexpected new data, safety and technical issues, competition, and market conditions. These and additional risks and uncertainties are more fully described in OncoSec Medical’s filings with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec Medical disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

CONTACT:

Investor Relations:

Jordyn Kopin

OncoSec Medical Inc.

855-662-6732

investors@oncosec.com

Media Relations:

Mary Marolla

OncoSec Medical Inc.

855-662-6732

media@oncosec.com